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RECORD DATE:  08/31/96
PAYABLE DATE: 09/01/96


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                                             CLASS A-4                        CLASS B
                                             TI AMOUNT        AMT./$1,000      AMOUNT          AMT./$1,000     TOTAL
- -----------------------------------------------------------------------------------------------------------------------------

Class Original Principal Balance.........    15,195,000.00                    20,987,589.00                    36,182,589.00
Beginning Principal Balance..............     5,888,144.17                    20,987,589.00                    26,875,733.17
Principal Distributed....................       315,602.03                             0.00                       315,602.03
Interest Distributed.....................        44,161.08    2,906,290,227      157,406.92    7,500,000,119      201,570.91

TOTAL DISTRIBUTION.......................       359,763.11                       157,406.92                       517,170.03

Class Ending Principal Balance...........     5,572,542.14                    20,987,589.00                    26,560,131.14


- -----------------------------------
INFORMATION CONCERNING:
- -----------------------------------

Liquidating Loans Sold Since The
Preceding Distribution Date:
The Sale Price Was:

Principal Balance of the Mortgage
Loan Prior to Such Sale Was:

- -----------------------------------
Number of Loans Delinquent
- -----------------------------------

30 days:
60 or More Days:

Principal Amount Delinquent
More Than 30 Days:

Principal Amount Delinquent
More Than 60 Days:

Principal Balance of Delinquent Loan

Reserve Fund Balance After Debt.
Distribution:

Subordinated Amount After
Distribution: